Exhibit 99.1

Reliance Global Group Achieves 92% Increase in Revenue for the Second Quarter of 2022

RELI Exchange driving agency partner channel growth

Company to host conference call today at 2:00 PM

LAKEWOOD, N.J., August 15, 2022 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, today provided a business update and reported financial results for the second quarter ended June 30, 2022.

Ezra Beyman, CEO of Reliance Global Group, commented, “We are extremely pleased to report a 92% year-over-year increase in revenue for the second quarter of 2022. Our strong growth reflects the successful acquisitions of JP Kush & Associates, Medigap Health Insurance Company and Barra & Associates. Importantly, we are also experiencing solid organic growth, which illustrates the synergies of our portfolio. As an example, we recently relaunched Barra & Associates as RELI Exchange, our new business-to-business InsurTech platform and agency partner network, which builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com. RELI Exchange combines the best of digital and the human element by providing agents and customers quotes from multiple carriers within minutes, while reducing back office expense and driving operational efficiency. Due to the competitive advantages and compelling value proposition of our platform, we are aggressively adding new agency partners to RELI Exchange, as evidenced by an increase in agents of more than 30% in just three months. We are committed to achieving our goal of building RELI Exchange into the largest agency partner network in the U.S. Overall, we have built a highly scalable business model that we believe will drive significant shareholder value for years to come.”

Financial results for the three months ended June 30, 2022

●	Revenue for the three months ended June 30, 2022, was approximately $4.2 million, an increase of approximately 92%, compared to $2.2 million for the three months ended June 30, 2021. The increase of $2.0 million was primarily driven by expanded operations, both organic and due to the additional insurance agencies acquired throughout 2021 and 2022.
●	Operating expenses for the three months ended June 30, 2022, were approximately $6.2 million, compared to approximately $3.3 million for the three months ended June 30, 2021. The increase in operating expenses was primarily attributable to higher commission expense, salaries, and wages, general and administrative, advertising and marketing expenses, reflecting operating expenses of the acquired insurance agencies during 2021 and 2022, as well as increased expenses to support the Company’s growth. Operating expenses also included certain non-cash expenses and non-recurring expenses related to financing activities.
●	Net income for three months ended June 30, 2022, was approximately $10.5 million, compared to a loss of $1.3 million for the same period last year. The increase is primarily attributable to the recognition and change in fair value of warrant liabilities of $12.6 million.

Financial results for the six months ended June 30, 2022

●	Revenue for the six months ended June 30, 2022, was approximately $8.4 million, an increase of approximately 86.7%, compared to $4.5 million for the six months ended June 30, 2021. The increase was primarily driven by expanded operations, both organic and due to the additional insurance agencies acquired throughout 2021 and 2022.

●	Operating expenses for the six months ended June 30, 2022, were approximately $12.8 million, compared to approximately $6.1 million for the six months ended June 30, 2021. The increase in operating expenses was primarily attributable to higher commission expense, salaries, and wages, general and administrative, advertising and marketing expenses, reflecting operating expenses of the acquired insurance agencies during 2021 and 2022, as well as increased expenses to support the Company’s growth. Operating expenses also included certain non-cash expenses and non-recurring expenses related to financing activities.
●	Net income for six months ended June 30, 2022, was approximately $19.8 million, compared to a loss of $1.9 million for the same period last year is attributable primarily to the recognition and change in fair value of warrant liabilities of $24.5 million.

The complete financial results will be available in the Company’s Form 10-Q, which is expected to be filed with the U.S. Securities & Exchange Commission later today.

Conference Call

Reliance Global Group will host a conference call today at 2:00 P.M. Eastern Time to discuss the Company’s financial results for the second quarter ended June 30, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 581329. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/46386 or on the investor relations section of the Company’s website at https://relianceglobalgroup.com/investor-relations/.

A webcast replay will also be available on the Company’s Investors section of the website (https://relianceglobalgroup.com/investor-relations/) through August 15, 2023. A telephone replay of the call will be available approximately one hour following the call, through August 29, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 46386.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) is combining advanced technologies with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy is focused on both organic expansion, including 5minuteinsure.com and RELI Exchange, as well as acquiring well managed, undervalued and cash flow positive insurance agencies. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. n In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Barra & Associates traction providing further validation of the Company’s InsurTech platform and achieving the Company’s goal of building RELI Exchange into the largest agency partner network in the U.S.. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com